AGREEMENT AND PLAN OF MERGER




                                   Dated as of
                                 August 13, 1997



                                  by and among


                              COMFORCE Corporation

                                       and

                             COMFORCE Columbus, Inc.

                                       and

                             Uniforce Services, Inc.

                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I

                                    THE OFFER

SECTION 1.1.  The Offer........................................................2
SECTION 1.2.  Company Action...................................................3
SECTION 1.3.  Directors........................................................5

                                   ARTICLE II

                                   THE MERGER

SECTION 2.1.  The Merger.......................................................5
SECTION 2.2.  Effective Time of the Merger.....................................5

                                   ARTICLE III

                      THE SURVIVING AND PARENT CORPORATIONS

SECTION 3.1.  Certificate of Incorporation.....................................6
SECTION 3.2.  By-Laws..........................................................6
SECTION 3.3.  Directors........................................................6
SECTION 3.4.  Officers.........................................................6

                                   ARTICLE IV

                              CONVERSION OF SHARES

SECTION 4.1.  Conversion of Company Shares in the Merger.......................6
SECTION 4.2.  Conversion of Subsidiary Shares..................................7
SECTION 4.3.  Exchange of Certificates.........................................7
SECTION 4.4.  Appraisal Rights Shares..........................................8
SECTION 4.5.  Closing..........................................................9
SECTION 4.6.  Closing of the Company's Transfer Books..........................9
SECTION 4.7.  No Fractional Securities.........................................9
SECTION 4.8.  Treatment of Employee Stock Options..............................9

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND SUBSIDIARY

SECTION 5.1.  Organization and Qualification..................................10
SECTION 5.2.  Capitalization..................................................10
SECTION 5.3.  Authority; Non-Contravention; Approvals.........................10
SECTION 5.4.  Reports and Financial Statements................................12
SECTION 5.5.  Absence of Certain Changes or Events............................12
SECTION 5.6.  Litigation......................................................12
SECTION 5.7.  Registration Statement and Proxy Statement......................13
SECTION 5.8.  Voting Requirements.............................................13
SECTION 5.9.  Financing.......................................................13
SECTION 5.10  Absence of Disclosed Liabilities................................13
SECTION 5.11  No Violation of Law.............................................13


                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 6.1.   Organization and Qualification.................................14
SECTION 6.2.   Capitalization.................................................14
SECTION 6.3.   Subsidiaries...................................................15
SECTION 6.4.   Authority; Non-Contravention; Approvals........................15
SECTION 6.5.   Reports and Financial Statements...............................16
SECTION 6.6.   Absence of Undisclosed Liabilities.............................17
SECTION 6.7.   Absence of Certain Changes or Events...........................17
SECTION 6.8.   Litigation.....................................................17
SECTION 6.9.   Registration Statement and Proxy Statement.....................18
SECTION 6.10.  No Violation of Law............................................18
SECTION 6.11.  Compliance with Agreements.....................................18
SECTION 6.12.  Taxes..........................................................19
SECTION 6.13.  Employee Benefit Plans; ERISA..................................19
SECTION 6.14.  Labor Controversies............................................21
SECTION 6.15.  Environmental Matters..........................................21
SECTION 6.16.  Intellectual Property..........................................22
SECTION 6.17.  Title to Assets................................................23
SECTION 6.18.  Assets Relationship to Business of the Company.................24
SECTION 6.19.  Certain Relationships; Transactions with Management............24
SECTION 6.20.  Improper Payments..............................................24
SECTION 6.21.  Agreements with Licensees......................................25

                                   ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 7.1.  Conduct of Business by the Company Pending the Merger...........25
SECTION 7.2.  Control of the Company's Operations.............................26
SECTION 7.3.  Acquisition Transactions........................................26

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

SECTION 8.1.  Access to Information...........................................27
SECTION 8.2.  Registration Statement and Proxy Statement......................28
SECTION 8.3.  Stockholders' Approvals.........................................29
SECTION 8.4.  Expenses and Fees...............................................29
SECTION 8.5.  Agreement to Cooperate..........................................30
SECTION 8.6.  Public Statements...............................................31
SECTION 8.7.  Notification of Certain Matters.................................31
SECTION 8.8.  Directors' and Officers' Indemnification........................31
SECTION 8.9.  Corrections to the Registration Statement and Proxy Statement...32
SECTION 8.10. Amendment of Employment Contracts...............................32
SECTION 8.11. Fairness Opinion................................................33
SECTION 8.12. Financing.......................................................33
SECTION 8.13. Payments to Certain Executives..................................33

                                   ARTICLE IX

                                   CONDITIONS

SECTION 9.1.  Conditions to Each Party's Obligation to Effect the Merger......33
SECTION 9.2.  Conditions to Obligation of the Company to Effect the Merger....34
SECTION 9.3.  Conditions to Obligations of Parent and Subsidiary to Effect
                the Merger....................................................34

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 10.1.  Termination....................................................35
SECTION 10.2.  Effect of Termination..........................................36
SECTION 10.3.  Amendment......................................................37
SECTION 10.4.  Waiver.........................................................37

                                   ARTICLE XI

                                GENERAL PROVISION

SECTION 11.1.  Non-Survival of Representations and Warranties.................37
SECTION 11.2.  Brokers........................................................37
SECTION 11.3.  Notices........................................................37
SECTION 11.4.  Interpretation.................................................38
SECTION 11.5.  Miscellaneous..................................................38
SECTION 11.6.  Governing Law..................................................38
SECTION 11.7.  Counterparts...................................................39
SECTION 11.8.  Parties in Interest............................................39

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT  AND  PLAN OF  MERGER,  dated as of  August  13,  1997,  (the
"Agreement"), by and among COMFORCE Corporation, a Delaware corporation ("Parent"), COMFORCE Columbus, Inc., a New York corporation and a wholly-owned subsidiary of Parent ("Subsidiary"), and Uniforce Services, Inc., a New York corporation (the "Company").

         WHEREAS, the Boards of Directors of Parent, Subsidiary and the Company have each determined that it is in the best interests of their respective stockholders for Parent, through Subsidiary, to acquire the Company upon the terms and subject to the conditions set forth herein; and

         WHEREAS, in furtherance of such acquisition, it is proposed that Subsidiary shall make a tender offer (the "Offer") to acquire all the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"; shares of Company Common Stock being hereinafter collectively referred to as the "Shares") for $28.00 per Share in cash plus that number of shares of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock") for each Share equal to a fraction the numerator of which shall be $4.00 and the denominator of which shall be the average closing price of a share of Parent Common Stock on the American Stock Exchange for the three
(3) trading days immediately preceding the date of the public announcement of the Offer in accordance with Section 1.1(b) hereof and for the three (3) trading days immediately after the date of such public announcement (such average closing price being hereinafter referred to as the "Average Price" and such consideration in the amount of cash and Parent Common Stock, or any greater amount, per Share paid pursuant to the Offer, being hereinafter referred to as the "Per Share Amount") net to the seller, without interest thereon, upon the terms and subject to the conditions of this Agreement and the Offer; and

         WHEREAS,   the  Board  of  Directors  of  Parent  and  Subsidiary  have unanimously approved the making of the Offer and the transactions related thereto; and

         WHEREAS, the Board of Directors of the Company (the "Board") has unanimously approved the making of the Offer and resolved and agreed, subject to the terms and conditions contained herein, to recommend that holders of Shares tender their Shares pursuant to the Offer; and

         WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Parent, Subsidiary and the Company have each approved the merger (the "Merger") of Subsidiary with and into the Company upon the terms and subject to the conditions set forth herein;

         NOW,   THEREFORE,   in   consideration   of  the   premises   and   the
representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   THE OFFER

         SECTION 1.1.               The Offer.

         (a) Provided that this Agreement shall not have been terminated in accordance with Section 10.1 and none of the events set forth in Exhibit A attached hereto and made a part hereof shall have occurred or be existing (unless such event shall have been waived by Parent), Parent shall cause Subsidiary to commence, and Subsidiary shall commence, the Offer at the Per Share Amount. The obligation of Subsidiary to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject only to (i) the condition (the "Minimum Condition") that at least the number of Shares that, when combined with the Shares already owned by Subsidiary and its direct or indirect subsidiaries, constitute at least sixty-six and 2/3rds percent (66.66%) of the then outstanding Shares on a fully diluted basis, including, without limitation, all Shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or rights shall have been validly tendered and not withdrawn prior to the expiration of the Offer and (ii) the satisfaction or waiver of the other conditions set forth in Exhibit A hereto. Subsidiary expressly reserves the right to waive any such condition (other than the Minimum Condition), to increase the Per Share Amount payable in the Offer, and to make any other changes in the terms and conditions of the Offer (notwithstanding
Section 10.3); provided, however, that no change may be made which (i) decreases the Per Share Amount payable in the Offer, (ii) reduces the maximum number of Shares to be purchased in the Offer, (iii) imposes conditions to the Offer in addition to those set forth in Exhibit A hereto, (iv) amends or changes the terms and conditions of the Offer in any manner materially adverse to the holders of Shares (other than Parent and its subsidiaries) or (v) changes or waives the Minimum Condition. The Per Share Amount shall, subject to applicable withholding of taxes, be net to the seller, without interest thereon, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer (including, without limitation, the Minimum Condition), Subsidiary shall accept for payment and pay, as promptly as practicable after expiration of the Offer, for all Shares validly tendered and not withdrawn.

         (b) Upon the execution and delivery of this Agreement, the Parent and Subsidiary shall make a public announcement disclosing only the information pertaining to the Offer permitted by Rule 135(a)(4) promulgated by the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Promptly after such public announcement, Parent and Subsidiary shall file a Registration Statement on Form S-4 (the "Registration Statement") with the SEC for purposes of registering the Parent Common Stock pursuant to the Securities Act. Parent and Subsidiary shall take all reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as possible after filing.

         (c) As soon as reasonably practicable after the Registration Statement is declared effective by the SEC, Subsidiary shall file with the SEC and disseminate to holders of Shares to the extent required by law a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer. The Schedule 14D-1 shall contain or shall incorporate by reference an offer to purchase the Shares, which may be comprised of the prospectus contained in the Registration Statement, (the "Offer to Purchase") and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Parent, Subsidiary and the Company agree to correct promptly any information provided by any of them for use in the Registration Statement or Offer Documents which shall have become false or misleading, and Parent and Subsidiary further agree to take all steps necessary to cause the Registration Statement and Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Registration Statement and Offer Documents and any amendments thereto prior to the filing thereof with the SEC. Parent and Subsidiary will provide the Company and its counsel with a copy of any written comments or telephonic notification of any oral comments Parent or Subsidiary may receive from the SEC or its staff with respect to the Registration Statement or Offer Documents promptly after the receipt thereof and will provide the Company and its counsel with a copy of any written responses and telephonic notification of any oral response of Parent, Subsidiary or their counsel. In the event that the Offer is terminated or withdrawn by Subsidiary, Parent and Subsidiary shall cause all tendered Shares to be returned promptly (and to full extent within their power, within five (5) business days) to the registered holders of the Shares represented by the certificate or certificates surrendered to the paying agent designated in the Offer Documents.

         SECTION 1.2.               Company Action.

         (a) The Company hereby approves of and consents to the Offer and represents that the Board, at a meetings duly called and duly held on August 1, 1997 and August 13, 1997, has (A) determined that this Agreement and the transactions contemplated hereby, including, without limitation, each of the Offer and the Merger (the "Transactions"), are fair to and in the best interests of the holders of Shares other than Parent and its subsidiaries, (B) approved and adopted this Agreement and the Transactions (which approval expressly included the approval of the foregoing for the purposes of Section 912 of the New York Business Corporation Law, as amended [the "BCL"]) and (C) resolved to recommend, subject to the conditions set forth herein, that the stockholders of the Company accept the Offer and approve and adopt this Agreement and the Transactions. Subject to the fiduciary duties of the Board under applicable law as advised by outside counsel, the Company hereby consents to the inclusion in the Registration Statement and Offer Documents of the recommendation of the Board described above. John Fanning and Fanning Limited Partners L.P., a Georgia limited partnership (the "Stockholders"), who are the owners of in excess of 59% of the outstanding Shares, have executed and delivered to the Parent and Subsidiary a Stockholders Agreement of even date herewith.

         (b) As soon as reasonably practicable after the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing, subject only to the fiduciary duties of the Board under applicable law as advised in writing by outside counsel, the recommendation of the Board described in Section 1.2(a) and shall disseminate the

Schedule 14D-9 to the extent required by Rule 14D-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other applicable federal securities laws. The Company, Parent and Subsidiary agree to correct promptly any information provided by any of them for use in the Schedule 14D-9 that shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent, Subsidiary and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. The Company will provide Parent and Subsidiary and their counsel with a copy of any written comments or telephonic notification of any oral comments the Company may receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt thereof and will provide Parent and Subsidiary and their counsel with a copy of any written responses and telephonic notification of any oral response of the Company or its counsel.

         (c) The Company shall promptly after the execution and delivery of this Agreement furnish Subsidiary with mailing labels containing the names and addresses of all record holders of Shares and with security position listing of Shares held in stock depositories, each as of the most recent date reasonably practicable, together with all other available listings and computer files containing names, addresses and security position listings of record holders and non-objecting beneficial owners of Shares as of the most recent date reasonably practicable. The Company shall furnish Subsidiary with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position, and such other assistance as Parent, Subsidiary and their agents may reasonably request. Subject to the requirements of applicable law and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Subsidiary shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Offer and the Merger, and, if this Agreement shall be terminated in accordance with Section 10.1, shall deliver promptly to the Company all copies of such information then in their possession and shall certify in writing to the Company its compliance with this Section 1.2(c).

         (d) In the event that the Offer is  completed as  contemplated  by this
Article I, the Merger shall be consummated as soon as practicable thereafter in accordance with the provisions of Article II hereof; provided, however, that in the event the Offer is completed and Subsidiary receives at least 90% of the outstanding Shares as a result of the Offer, the Company shall not be required to distribute the Proxy Statement (as defined in Section 8.2) or hold the Stockholders Meeting (as defined in Section 8.3).

         (e) In the event that the Offer is not completed because the conditions to the Offer shall not have been satisfied, and provided this Agreement has not been and is not terminated pursuant to Section 10.1 hereof, at the option of Parent, exercised by written notice given to the Company within fifteen (15) days after expiration of the Offer, the Company shall submit this Agreement and the transactions contemplated hereby to its stockholders pursuant to Section 8.3 hereof and, if the Merger is as a result thereof approved, the Merger shall be consummated in accordance with the provisions of Article II hereof as soon as practicable in accordance with Section 4.5.

         SECTION 1.3.               Directors.

         (a) Promptly upon the purchase by Parent or any of its subsidiaries of such number of Shares of Company Common Stock that represents at least 51% of the outstanding Shares of Company Common Stock (on a fully diluted basis), and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number (but in no event more than one less than the total number of directors on the Board) as will give Parent, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board equal to the product of (x) the number of directors on the Board (giving effect to any increase in the number of directors pursuant to this
Section 1.3) and (y) the percentage that such number of Shares so purchased bears to the aggregate number of Shares outstanding (such number being the "Board Percentage"), and the Company shall, upon request by Parent, promptly satisfy the Board Percentage by (i) increasing the size of the Board or (ii) using its best efforts to secure the resignations of such number of directors as is necessary to enable Parent's designees to be elected to the Board and shall cause Parent's designees promptly to be so elected, provided that no such action shall be taken which would result in there being, prior to the consummation of the Merger, less than one director of the Company that is not affiliated with Parent. At the request of Parent, the Company shall take, at the Company's expense, all lawful action necessary to effect any such election, including without limitation, mailing to its stockholders the information required by
Section 14(f) of the Exchange Act and Rule 14(f)-1 promulgated thereunder, unless such information has previously been provided to the Company's stockholders in Schedule 14D-9.

         (b) Following the election or appointment of Parent's designees pursuant to this Section 1.3 and prior to the Effective Time (as defined in Section 2.2) of the Merger, any amendment or termination of this Agreement, extension for the performance or waiver of the obligations or other acts of Parent or Subsidiary or waiver of the Company's rights thereunder shall require the concurrence of a majority of directors of the Company then in office who are "Continuing Directors". The term "Continuing Director" shall mean (i) each member of the Board on the date hereof who voted to approve this Agreement and
(ii) any successor to any Continuing Director that was recommended to succeed such Continuing Director by a majority of the Continuing Directors then on the Board.

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.1. The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 2.2) in accordance with the BCL, Subsidiary shall be merged with and into the Company and the separate existence of Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

         SECTION 2.2. Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as shall be stated in the Certificate of Merger, in the form attached hereto and made a part hereof as Exhibit "B", to be filed with the Secretary of State of the

State of New York in accordance with the BCL (the "Merger Filing"). The Merger shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 4.5. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall use all reasonable efforts to consummate, as soon as practicable, the transactions contemplated by this Agreement.

                                   ARTICLE III

                      THE SURVIVING AND PARENT CORPORATIONS

         SECTION 3.1. Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to be identical to the Certificate of Incorporation of Subsidiary as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged), and thereafter may be amended in accordance with its terms and as provided in the BCL.

         SECTION 3.2. By-Laws. The By-laws of the Surviving Corporation shall be amended at and as of the Effective Time to be identical to the By-laws of Subsidiary as in effect immediately prior to the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the BCL.

         SECTION 3.3. Directors. The directors of Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving
Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

         SECTION 3.4. Officers. Except as otherwise agreed, the officers of the Subsidiary in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to serve in accordance with the By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE IV

                              CONVERSION OF SHARES

         SECTION 4. 1. Conversion of Company Shares in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

         (a) each Share issued and outstanding immediately prior to the Effective Time, subject to Sections 4.3 and 4.4, shall be automatically canceled and extinguished and converted automatically into the right to receive an amount equal to the Per Share Amount (the "Merger Consideration") payable, without interest, to the holder of such Share, upon surrender, in the manner provided in
Section 4.3, of the certificate that formerly evidenced such Share; and

         (b) each share of capital stock of the Company, if any, owned by Parent or any subsidiary of Parent or held in treasury by the Company or any subsidiary of the Company immediately prior to the Effective Time shall be canceled and shall cease to exist from and after the Effective Time.

         SECTION 4.2. Conversion of Subsidiary Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent as the sole stockholder of Subsidiary, each issued and outstanding share of common stock, par value $0.01 per share, of Subsidiary ("Subsidiary Common Stock") shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

         SECTION 4.3.               Exchange of Certificates.

         (a) From and after the Effective Time, each holder of an outstanding certificate that immediately prior to the Effective Time represented Shares shall be entitled to receive in exchange therefor, upon surrender thereof to Chase Mellon Shareholder Services, Harris Bank, or such other exchange agent as is reasonably satisfactory to Parent and the Company (the "Exchange Agent"), the Merger Consideration to which such holder is entitled pursuant to Section 4.1(a). Notwithstanding any other provision of this Agreement, without regard to when such certificates representing Shares are surrendered for exchange as provided herein, no interest shall be paid on any payment of the Merger Consideration.

         (b) If any Merger Consideration is to be issued in a name other than that in which the certificate for Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of such Merger Consideration in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of Parent that such tax has been paid or is not applicable.

         (c) Promptly at the Effective Time, Parent shall make available to the Exchange Agent the cash in immediately available United States funds and Parent Common Stock necessary for payment of all the Merger Consideration.

         (d) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "Company Certificates")
(i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent) and
(ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the applicable Merger Consideration. Upon surrender of Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor the applicable Merger Consideration into which the Shares theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 4.1(a), and the Company Certificates so surrendered shall forthwith be canceled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (e)  Promptly  following  the  date  which  is nine  months  after  the
Effective Date, the Exchange Agent shall deliver to Parent all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, Parent, Subsidiary, the Company or the Surviving Corporation shall be liable to a holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

         (f) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Company Certificate the Merger Consideration deliverable in respect thereof determined in accordance with this Article IV. When authorizing such payment in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificate to give the Surviving Corporation such indemnity as it may reasonably direct as protection against any that may be made against the Surviving Corporation with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

         SECTION 4.4.               Appraisal Rights Shares.

         (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his right for payment of the fair value of such Shares in accordance with the BCL and who, as of the Effective Time, has not effectively withdrawn or lost such right to payment, shall not be converted into or represent a right to receive the Merger
Consideration pursuant to Section 4.1, but the holder thereof shall only be entitled to such rights as are granted by the BCL.

         (b) Notwithstanding the provisions of subsection (a), if any holder of Shares who demands payment of the fair value of such Shares under the BCL shall effectively withdraw or lose (through failure to perfect or otherwise) his right to payment, then, as of the later of Effective Time or the occurrence of such event, such holder's Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 4.1, without interest thereon, upon surrender of the certificate or certificates representing such Shares.

         (c) The Company shall give Parent (i) prompt notice of any written notice of dissent, written demands for payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to the BCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for payment of the fair value under the BCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for payment of the fair value of any Shares or offer to settle any such demands.

         SECTION 4.5. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Parent and the Company on the first business day immediately following the date on which the last of the conditions set forth in Article IX is fulfilled or waived, or at such other time and place as Parent and the Company shall agree (the date on which the Closing occurs is referred to in this Agreement as the "Closing Date").

         SECTION 4.6. Closing of the Company's Transfer Books. At and after the Effective Time, holders of Shares shall cease to have any rights as stockholders of the Company, except for the right to receive the applicable Merger Consideration pursuant to Section 4.3. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares which were outstanding immediately prior to the Effective Time shall thereafter be made.

         SECTION 4.7. No Fractional Securities. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Parent Common Stock shall be issued in the Merger or the Offer and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of Company Certificates for exchange pursuant to the Offer or the Merger shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the Average Price.

         SECTION 4.8.               Treatment of Employee Stock Options.

         (a) Unless the Parent has provided the written notice  contemplated  by
Section 4.8(b) following, the Company shall cause, immediately prior to the Effective Time, each then outstanding option to purchase Shares theretofore granted under any stock option plan or agreement in effect with respect to Company Common Stock to either be exercised (whether or not such option is vested or immediately exercisable) or to be extinguished by virtue of the Merger if it has not been exercised prior to the Merger. The Company may provide for the "cashless" exercise of options by advancing the funds necessary for the exercise to be repaid out of the Merger Consideration.

         (b) Notwithstanding the provisions of Section 4.8(a) above, if within thirty (30) days of the date hereof, the Parent provides the Company with written notice that it desires to have employee stock options treated in accordance with the provisions of this Section 4.8(b), the Company shall take such action, if any, as may be necessary to cause, at or prior to the Effective Time, each then outstanding option to purchase Shares theretofore granted under any stock option plan or agreement in effect with respect to the Company Common Stock which has not been exercised and remains outstanding at the time of the Company's action (whether or not such option is vested or immediately exercisable) to be extinguished and converted to the right to receive a cash payment from the Company in an amount equal to the product of (i) the difference between the cash value of the Merger Consideration ($32.00 per Share) and the per Share exercise price of such option and (ii) the total number of Shares which the holder of such option is entitled to purchase under such option, subject to any required withholding taxes, whereupon such options to purchase Shares and the stock appreciation rights appurtenant thereto, if any, shall be canceled.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND SUBSIDIARY

         Parent and Subsidiary each represent and warrant to the Company as follows:

         SECTION 5.1. Organization and Qualification. Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Parent and its subsidiaries, taken as a whole, or Subsidiary. True, accurate and complete copies of each of Parent's and Subsidiary's Certificates of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

         SECTION 5.2.               Capitalization.

         (a) The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock of which 13,688,962 shares were outstanding as of July 22, 1997 with options and warrants outstanding to acquire an additional 3,953,824 shares of Parent Common Stock as of July 22, 1997, and (ii) 10,000 shares of Series F preferred stock, par value $0.01 per share, 500 of which were issued and outstanding as of July 22, 1997; and

         (b) The authorized capital stock of Subsidiary consists of 200 shares of Subsidiary Common Stock, all of which are issued and outstanding and are owned beneficially and of record by Parent.

         SECTION 5.3.               Authority; Non-Contravention; Approvals.

         (a) Parent and Subsidiary each have full corporate power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals (as defined in Section 5.3(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and Subsidiary, and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Subsidiary, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

         (b) The execution and delivery of this Agreement by each of Parent and Subsidiary do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or By-laws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by Parent and Subsidiary of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x), in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties each as listed in Section 5.3 of the Parent Schedule that has been provided by Parent to the Company on or prior to the date hereof that expressly relates to this Agreement (the "Parent Schedule"). Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of the Parent and its subsidiaries taken as a whole.

         (c) Except for (i) the filings by Parent and the Company required by the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (ii) the making of the Merger Filing with the Secretary of State of the State of New York in connection with the Merger and (iii) the filing of the Registration Statement and the Schedule 14D-1 with the SEC (the filings and approvals referred to in clauses (i), (ii) and (iii) are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby.

         SECTION 5.4. Reports and Financial Statements. Since December 31, 1995, Parent has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with an applicable requirements of the appropriate act and the rules and regulations thereunder. Parent has previously delivered to the Company copies of its (a) Annual Reports on Form 10-K for each of the two immediately preceding fiscal years, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from December 31, 1995, until the date hereof, and (c) all other reports, including quarterly reports, or registration statements filed by Parent with the SEC since December 31, 1995 (other than Registration Statements recorded on Form S-8) (collectively, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of Parent included in such reports (collectively, the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

         SECTION 5.5. Absence of Certain Changes or Events. Since the date of the most recent Parent SEC Report, there has not been any material adverse change in the business, operations, properties, liabilities, condition (financial or other), results of operations or prospects of Parent and its subsidiaries, taken as a whole or of Subsidiary.

         SECTION 5.6. Litigation. Except as disclosed in the Parent SEC Reports or in Section 5.6 of the Parent Schedule, there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to materially and adversely affect the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Parent and its subsidiaries, taken as a whole, or of Subsidiary. Except as set forth in the Parent SEC Reports, neither Parent nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Parent and its subsidiaries, taken as a whole, or of Subsidiary.

         SECTION 5.7. Registration Statement and Proxy Statement. None of the information to be supplied by Parent or its subsidiaries for inclusion in either the Proxy Statement (as defined in Section 8.2) or the Registration Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Stockholders Meeting (as defined in Section 8.3), or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and throughout the duration of the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by the Parent or the Subsidiary with respect to information supplied by the Company for inclusion in either the Registration Statement or the Proxy Statement.

         SECTION 5.8. Voting Requirements. No action by the stockholders of Parent is required to approve this Agreement and the transactions contemplated hereby. Parent, as the sole stockholder of Subsidiary, has approved this Agreement and the Merger.

         SECTION 5.9. Financing. Parent and Subsidiary have delivered to the Company true and complete copies of "highly confident" letters obtained by Parent and Subsidiary from financially responsible third parties in respect of the debt financing for the transactions contemplated hereby.

         SECTION 5.10. Absence of Undisclosed Liabilities. Except as disclosed in the Parent SEC Reports, neither the Parent nor any of its subsidiaries had at March 31, 1997, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Parent Financial Statements or reflected in the notes thereto or
(ii) which were incurred after March 31, 1997, and were incurred in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, financial condition or results of operations of the Parent and its subsidiaries, taken as a whole, or (ii) have been discharged or paid in full prior to the date hereof, and (c) liabilities which are of a nature not required to be reflected in the consolidated financial statements of the Parent and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the normal course of business.

         SECTION 5.11 No Violation of Law. Except as disclosed in the Parent SEC Reports, neither the Parent nor any of its subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of the Parent and its subsidiaries, taken as a whole. Except as disclosed in the Parent SEC Reports, as of the date of this Agreement, to the knowledge of the Parent, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same. The Parent and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Parent Permits"). The Parent and its subsidiaries are not in violation of the terms of any Parent Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of the Parent and its subsidiaries, taken as a whole.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Subsidiary as follows:

         SECTION 6.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and presently subsisting under the laws of the State of New York and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), or results of operations of the Company and its subsidiaries, taken as a whole. True, accurate and complete copies of the Company's Certificate of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

         SECTION 6.2.               Capitalization.

         (a) The authorized capital stock of the Company consists of (i) 10,000,000 Shares and (ii) 2,000,000 shares of Preferred Stock, $0.01 per share (the "Preferred Shares"). As of May 2, 1997, 3,033,543 Shares were issued and outstanding, 2,085,245 Shares were held in treasury and no Preferred Shares were issued or outstanding. All of such are validly issued and are fully paid, nonassessable and free of preemptive rights. No subsidiary of the Company holds any Shares.

         (b) Except as set forth in Section 6.2 of the Disclosure Schedule that has been provided by the Company to the Parent on or prior to the date hereof that expressly relates to this Agreement (the "Disclosure Schedule") as of the date hereof there were no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment. Except as set forth in Section 6.2 of the Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company.

         SECTION 6.3. Subsidiaries. Except as set forth in Section 6.3 of the Disclosure Schedule, each direct and indirect corporate subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its and properties and to carry on its business as it is now being conducted. Each subsidiary of the Company is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. All of the outstanding shares of capital stock of each corporate subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever except as set forth in Section 6.3 of the Disclosure Schedule. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

         SECTION 6.4.               Authority; Non-Contravention; Approvals.

         (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 8.3) and the Company Required Statutory Approvals (as defined in Section 6.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Stockholders' Approval, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles.

         (b) The execution and delivery of this Agreement by the Company do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or By-laws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by the Company of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Company Required Statutory Approvals and the Company Stockholder's Approval and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties each as listed in Section 6.4 of the Disclosure Schedule. Excluded from the foregoing sentences of this paragraph
(b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

         (c) Except for (i) the filings by Parent and the Company required by the HSR Act, (ii) the filing of the Proxy Statement and the Schedule 14D-9 with the SEC pursuant to the Exchange Act and any filings required to be made under
Section 14(f) of the Exchange Act, and (iii) the making of the Merger Filing with the Secretary of State of the State of New York in connection with the Merger (the filings and approvals referred to in clauses (i), (ii) and (iii) are collectively referred to as the "Company Required Statutory Approvals"), no declaration, recording or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

         SECTION 6.5. Reports and Financial  Statements.  Except as set forth in
Section 6.5 of the Disclosure Schedule, since December 31, 1995, the Company has filed with the SEC all material forms, statements, reports and documents
(including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has previously made available to Parent copies of its (a) Annual Reports on Form 10-K for each of the two immediately preceding fiscal years, as filed with the SEC, (b) proxy and information statements relating to (i) any meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from December 31, 1995 until the date hereof, and (c) all other reports, including quarterly reports, or registration statements filed by the Company with the SEC since December 31, 1995 (other than

Registration Statements filed on Form S-8) and (the documents referred to in clauses (a), (b) and (c) are collectively referred to as the "Company SEC Reports"). At the time of filing, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

         SECTION 6.6. Absence of Undisclosed Liabilities. Except as disclosed in the Company SEC Reports or as set forth in Section 6.6 of the Disclosure Schedule, neither the Company nor any of its subsidiaries had at March 31, 1997, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or
(ii) which were incurred after March 31, 1997, and were incurred in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) have been discharged or paid in full prior to the date hereof, and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the normal course of business.

         SECTION 6.7. Absence of Certain Changes or Events. Except as set forth in Section 6.7 of the Disclosure Schedule, since the date of the most recent Company SEC Report, there has not been any material adverse change in the business, operations, properties, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         SECTION 6.8. Litigation. Except as referred to in the Company SEC Reports or in Section 6.8 of the Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to materially and adversely affect the business, operations, properties, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Except as referred to in the Company SEC Reports or in Section 6.8 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         SECTION 6.9. Registration Statement and Proxy Statement. None of the information to be supplied by the Company or its subsidiaries for inclusion in either the Proxy Statement (as defined in Section 8.2) or the Registration Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Stockholders Meeting (as defined in Section 8.3), or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and throughout the duration of the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by the Company with respect to information supplied by the either the Parent or the Subsidiary for inclusion in either the Registration Statement or the Proxy Statement.

         SECTION 6.10. No Violation of Law. Except as disclosed in the Company SEC Reports or in Section 6.10 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole. Except as disclosed in the Company SEC Reports, as of the date of this Agreement, to the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same. The Company and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"). The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole. Any matter scheduled on Section 6.10 of the Disclosure Schedule shall not, alone or in the aggregate, have a material adverse effect upon the Company and its subsidiaries, taken as a whole.

         SECTION 6.11. Compliance with Agreements. Except as disclosed in the Company SEC Reports and Section 6.11 of the Disclosure Schedule, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the respective charters, By-laws or similar organizational instruments of the Company or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 6.11, would have, in the aggregate, a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

         SECTION 6.12. Taxes. Except as disclosed in Section 6.12 of the Disclosure Schedule, the Company and its subsidiaries have (i) duly filed with the appropriate governmental authorities all tax returns required to be filed by them for all periods ending on or prior to the Effective Time, other than those tax returns that are on extension (which extensions are disclosed in Section
6.12 of the Disclosure Schedule), and (ii) duly paid in full or made adequate provision for the payment of all taxes for all periods ending at or prior to the date hereof (including, without limitation, all withholding and other employee related taxes), except in the case of both clauses (i) and (ii), for failures that would not have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole. All such tax returns are true, correct and complete in all material respects The liabilities and reserves for taxes reflected in the Company balance sheet included in the latest Company SEC Report are adequate to cover all taxes for all periods ending at or prior to the date hereof and there are no material liens for taxes upon any property or asset of the Company or any subsidiary thereof, except for liens for taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service or any other governmental taxing authority with respect to taxes of the Company or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of taxes with any entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of the Company. Neither the Company nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder (the "Code").

         SECTION 6.13.              Employee Benefit Plan; ERISA.

         (a) Section 6.13 of the Disclosure Schedule, taken together with the Company's SEC Reports, identifies any material employee benefit plans as defined in Section 3(3) of the Employee Retirement Security Act of 1974, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder ("ERISA"), that (i) is subject to any provision of ERISA, (ii) is maintained, administered, or contributed to by the Company or any subsidiary which, together with the Company, is treated as a single employer under Section 414 of the Code ("ERISA Affiliate") or (iii) covers any employee or former employee of the Company or any subsidiary ("Employee Plan"). Section 6.13 of the Disclosure Schedule lists all Multi-Employer Plans within the meaning of Section 3(37) of ERISA or a Multiple Employer Plan within the meaning of Section 413(c) of the Code. Section 6.13 of the Disclosure Schedule, taken together with the Company SEC Reports, identifies any material employment, severance or similar contract, arrangement or policy, or any plan or arrangement (whether or not written) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement options, stock appreciation rights or other forms of incentive benefits that (a) is not an Employee Plan,
(b) is entered into or maintained by the Company or any subsidiary and (c) covers any United States employee or former employee of the Company or any subsidiary (any of the foregoing a "Benefit Arrangement"). Copies of Employee Plans and Benefit Arrangements have been furnished or made available to the Parent (together with the most recent annual report prepared in connection with any Employee Plan). Except as disclosed in Section 6.13 of the Disclosure Schedule, each Employee Plan and Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, that are applicable to such Employee Plan or Benefit Arrangement. Any non-compliance scheduled on Section 6.13 of the Disclosure Schedule shall not, alone or in the aggregate, have a material adverse effect upon the Company and its subsidiaries, taken as a whole.

         (b) Except as disclosed in the Company SEC Reports, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or
Section 4975 of the Code with respect to any of the Benefit Arrangements or Employee Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a material adverse effect on the business, operations, properties, assets, condition (financial or other) results of operations or prospects of the Company and its subsidiaries, taken as a whole, (ii) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Benefit Arrangements or Employee Plans, (iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Benefit Arrangements or Employee Plans subject to Title IV of ERISA other than in a "standard termination" described in
Section 404(b) of ERISA, (iv) none of the Benefit Arrangements or Employee Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Benefit Arrangements or Employee Plans ended prior to the date of this Agreement, (v) the current present value of all projected benefit obligations under each of the Benefit Arrangements or Employee Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Company SEC Reports as of March 31, 1997, based upon reasonable actuarial assumptions currently utilized for such Benefit Arrangements or Employee Plans,
(vi) each of the Benefit Arrangements and Employee Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (vii) each of the Benefit Arrangements and Employee Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Benefit Arrangements or Employee Plans, and the period for making any such necessary retroactive amendments has not expired,
(viii) with respect to Multi-Employer Plans, neither the Company nor any of its subsidiaries has, made or suffered a "complete withdrawal" or a "partial withdrawal", as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the best knowledge of the Company and its subsidiaries, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) to the best knowledge of the Company and its subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Benefit Arrangements or Employee Plans other than claims for benefits in the ordinary course, and (x) the Company and its subsidiaries have no current material liability, whether measured alone or in the aggregate, for plan termination or withdrawal (complete or partial) under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with the Company and its subsidiaries under Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (the "Company Controlled Group Plans"), and the Company and its subsidiaries do not reasonably anticipate that any such liability will be asserted against the Company or any of its subsidiaries. None of the Company Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and 412 of the Code).

         (c) Schedule 6.13 of the Disclosure Schedule contains a true and complete summary or list of or otherwise describe all material employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers.

         SECTION 6.14. Labor Controversies. Except as set forth in the Company SEC Reports, (a) there are no significant controversies pending or, to the knowledge of the Company, threatened between the Company or its subsidiaries and any representatives of any of their employees, (b) to the knowledge of the Company, there are no organizational efforts presently being made involving any of the presently unorganized employees of the Company or any of its subsidiaries, (c) the Company and its subsidiaries have, to the knowledge of the Company, complied with respect to all employees, including without limitation, staff employees and those chargeable to others, with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes except for failures to comply which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, and (d) no person has, to the knowledge of the Company, asserted that the Company or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Except as set forth in Section 6.14 of the Disclosure Schedule, there are no proceedings now pending or threatened against the Company before the National Labor Relations Board, any state department of labor, any state commission on human rights, the Equal Employment Opportunity Commission or any other local, state or federal agencies having jurisdiction over employee rights nor have there been any such proceedings since January 1, 1995.

         SECTION 6.15.              Environmental Matters.

         (a) Except as set forth in the Company SEC Reports, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws

(as hereinafter defined), including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any federal, state, local or foreign governmental entity or third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or to Company's knowledge threatened, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (iv) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance (as hereinafter deemed), taken as a whole, or the threatened or actual violation of any Environmental Law, (v) there have been no environmental assessments or tests which are in the possession of the Company or any of its subsidiaries relating to the activities of the Company or its subsidiaries which have not been delivered to Parent prior to the date hereof, and (vi) neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for such matters covered in foregoing clauses (i) through (vi) that, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise.

         (b) As used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, surface water, groundwater, surface land, subsurface land, or to human health or safety or (ii) the exposure to, or the use, storage, treatment, generation, transportation, processing, handling, release or disposal of Hazardous Substances, in each case as amended and as in effect on the date hereof.

         (c) As used herein, "Hazardous Substance" means any substance presently listed, deemed, designated or classified as hazardous, toxic, radioactive, caustic or otherwise hazardous including petroleum, its derivatives, byproducts and other hydrocarbons regulated under any Environmental Law.

         SECTION 6.16.              Intellectual Property.

         (a) Section 6.16(a) of the Disclosure Schedule sets forth a true and complete list and a brief description, including a complete identification of each patent and patent application and each trademark or copyright registration or application for registration thereof, of all Intellectual Property (as herein defined) owned or licensed by the Company and its subsidiaries. Except as otherwise described in Section 6.16(a) of the Disclosure Schedule, in each case where a registration or patent or application for registration or patent listed in Section 6.16(a) of the Disclosure Schedule is held by assignment, the assignment has been duly recorded with the United States Patent Office, Trademark Office or Copyright Office or state trademark office from which the original patent or registration issued or before which the application for trademark or copyright registration is pending. Except as disclosed in Section 6.16(a) of the Disclosure Schedule, to the knowledge of the Company, the rights of the Company or any subsidiary, as the case may be, in or to such Intellectual Property do not conflict with or infringe on the rights of any other person, and neither the Company nor any subsidiary has received any claim or written notice from any person, to such effect.

         (b) Except as disclosed in Section 6.16(b) of the Disclosure  Schedule:
(i) all the Intellectual Property that is owned by the Company and its subsidiaries is free and clear of any mortgages, liens, pledges, charges or encumbrances of any nature whatsoever and (ii) no actions have been made or asserted or are pending (nor, to the best knowledge of the Company, has any such action been threatened) against the Company or any subsidiary either (A) based upon or challenging or seeking to deny or restrict the use by the Company or any subsidiary of any of Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by the Company or any subsidiary are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any person. To the best knowledge of the Company and except as disclosed in Section 6.16(b) of the Disclosure Schedule, no person is using any patents, copyrights, trademarks, service marks, or trade names owned by the Company and its subsidiaries or that infringe upon the Intellectual Property or upon the rights of the Company or any subsidiary therein. Except as disclosed in Section 6.16(b) of the Disclosure Schedule, neither the Company nor any subsidiary has granted any license or other right to any other person with respect to the Intellectual Property owned by the Company and its subsidiaries. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the intellectual property owned by the Company and its subsidiaries.

         (c) For purposes hereof, the term "Intellectual Property" shall mean all computer software, patent and registrations for trademarks, trade names, service marks and copyrights which are unexpired as of the date of this Agreement and which are used in connection with the operation of the Company's and its subsidiaries' businesses, as well as all applications pending on said date for patents or for trademarks, trade name, service mark or copyright registrations.

         SECTION 6.17. Title to Assets. Except as set forth in Section 6.17 of the Disclosure Schedule, the Company and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (a) the lien of current taxes, payments of which are not yet delinquent, (b) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company), (c) as disclosed in the Company SEC Reports, or (d) for such matters which, singly or in the aggregate, could not reasonably be expected to materially and adversely affect the business, operations, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole. All leases under which the Company or any of its subsidiaries leases any real or personal property have been delivered to Parent and are in good standing, valid and effective in accordance with their respective terms, and, to the knowledge of the Company, there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not materially and adversely affect the condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

         SECTION 6.18. Assets Relationship to Business of the Company. The assets owned or leased by the Company constitute all of the properties and assets used or useful in or necessary to the conduct of the business and affairs of the Company.

         SECTION 6.19. Certain Relationships; Transactions with Management.

         (a) Section 6.19 of the Disclosure Schedule, taken together with the Company SEC Reports, accurately describe all relationships among the directors, the officers and the significant shareholders of the Company.

         (b) Except as described in Section 6.19 of the Disclosure Schedule, or in the Company SEC Reports, the Company is not a party to any contract, lease or commitment with any officer, director or shareholder (or any affiliate of any such officer, director or shareholder) of the Company, nor are there any loans outstanding to any of such persons (or any affiliate of any such person) from the Company. The Company has concurrently with the execution of this Agreement entered into Employment Agreements with John Fanning, Rosemary Maniscalco and Harry Maccarrone in forms approved by Parent and such officers continue to be employed by the Company on a full-time basis. In addition, the Company has concurrently with the execution of this Agreement entered into a Noncompetition Agreement with John Fanning and Parent in form approved by Parent.

         (c) Neither the Company nor any of the directors, officers or significant shareholders of the Company (and/or any member of their respective families) has a financial interest (direct or indirect) in any competitor, supplier or customer of the Company.

         SECTION 6.20. Improper Payments. Neither the Company (including any present or former officers, directors, employees or agents or other third party acting on behalf of the Company) have: (i) directly or indirectly, made or authorized to be made, any bribes, kickbacks or other payments of a similar nature, whether lawful or not, to any person or entity, public or private, regardless of the form thereof, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions to pay for favorable treatment for business secured or for special concessions already obtained or to otherwise attempt to influence any such person or entity to take or refrain from taking any action relating to the Company; (ii) paid, donated, leased or made available funds or property of any kind, directly or indirectly, for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign; (iii) made any loans, donations, or other disbursements, directly or indirectly, to officers or employees of the Company, so that contributions, donations, loans or payments could be made, directly or indirectly, for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign; or
(iv) maintained a bank account or other account of any kind, whether domestic or foreign, which account was not reflected in the corporate books and records or which account was not listed, titled or identified in the name of the Company.

         SECTION 6.21. Agreements with Licensees. Section 6.21 of the Disclosure Schedule lists all agreements with licensees or franchisees pursuant to which the Company has granted any right to the other party thereto to operate an office using the Company name or otherwise. Except as set forth in Section 6.21 of the Disclosure Schedule, upon the consummation of the transactions contemplated by this Agreement, none of such agreements will restrict Parent or any of its subsidiaries from operating in the ordinary course of business within any specified territory.


                                   ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 7.1. Conduct of Business by the Company Pending the Merger. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries, to:

         (a) conduct its business in the ordinary and usual course of business and consistent with past practice;

         (b) not (i) amend or propose to amend its charter or by-laws, (ii) split, combine or reclassify its outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of the Company and the payment of a quarterly cash dividend by the Company in accordance with its prior practices in an amount not in excess of $0.03 per share;

         (c) not issue, sell or pledge, or agree to issue, sell or pledge any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock;

         (d) use all reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with the Company and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

         (e) confer on a regular and frequent basis with one or more designated representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

         (f) except as contemplated in Section 7.1 of the Disclosure Schedule, not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice; and

         (g) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law.

         SECTION 7.2. Control of the Company's Operations. Unless and until the Parent has availed itself of its right to Board representation pursuant to
Section 1.3 hereof, nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

         SECTION 7.3.               Acquisition Transactions.

         (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and the Company shall, and shall cause its subsidiaries to, (i) cause any officer, director or employee of, or any attorney, accountant or other agent retained by it and (ii) use its reasonable best efforts to cause any financial advisor or investment banker retained by it, not to initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of the Company or any capital stock of the Company, whether by merger, purchase of, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as "Acquisition Transactions").

         (b) Notwithstanding the provisions of paragraph (a) above, the Company may, in response to an unsolicited written proposal with respect to an Acquisition Transaction furnish (subject to a confidentiality agreement reasonably acceptable to the Company) confidential or non-public information concerning its business, properties or assets to a financially capable corporation, partnership, person or other entity or group (a "Potential Acquirer") or negotiate with such Potential Acquirer if (i) it has in connection therewith complied with subsection (c) of this Section, and (ii) based upon advice of outside legal counsel to the special committee of the Board (the "Special Committee") established to review and evaluate the transactions contemplated by this Agreement, the Special Committee and the Board determines in good faith that there is a risk that the failure to provide such confidential or non-public information to such Potential Acquirer would constitute a breach of its fiduciary duty to its shareholders.

         (c) In the event the Company shall determine to provide any information or negotiate as described in paragraph (b) above, or shall receive any offer of the type referred to in paragraph (b) above, it shall promptly (and in any event, at least prior to providing information or commencing negotiations) inform Parent that information is to be provided, that negotiations are to take place or that an offer has been received and shall furnish to Parent the identity of the person receiving such information or the proponent of such offer, if applicable, and, if an offer has been received, a description of the material terms thereof.

         (d) The Company may enter into a definitive agreement for an Acquisition Transaction which meets the requirements set forth above with a Potential Acquirer with which it is permitted to negotiate pursuant to paragraph
(b) above, but only if (i) the Board shall have duly determined that such Acquisition Transaction would yield a higher value to the Company's shareholders than the aggregate Merger Consideration and that the execution of such definitive agreement is in the best interests of the Company's shareholders,
(ii) at least five (5) business days prior to the execution of such definitive agreement, the Company shall have furnished the Parent with a copy of such definitive agreement, and (iii) the Parent shall have failed within such five
(5) business day period to offer to amend the terms of this Agreement in order that the Merger would yield a value to the Company's shareholders at least equal in the good faith judgment of the Board to the Acquisition Transaction.

         (e) The Company (i) acknowledges that a breach of any of its covenants contained in this Section 7.3 will result in irreparable harm to the other party which will not be compensable in money damage and (ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the Parent for a breach of such covenant.


                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

         SECTION 8.1.               Access to Information.

         (a) The Company and its subsidiaries shall afford to Parent and Subsidiary and, on a need to know basis, their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to the Parent or Parent Representatives (i) a copy of each report, schedule and other document filed by any of them with the SEC in connection with the transactions contemplated by this Agreement or which may have a material effect on their respective businesses, properties or personnel and (ii) such other information concerning the Company's business as Parent or Subsidiary shall reasonably request including, without limitation, access to customers of the Company; provided that no investigation pursuant to this
Section 8.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold in strict confidence all non-public documents and information furnished to Parent and Subsidiary in connection with the transactions contemplated by this Agreement, except that (i) Parent and Subsidiary may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals and (ii) each of Parent and Subsidiary may disclose any information that it is required by law or judicial or administrative order to disclose.

         (b) The Parent and Subsidiary shall afford to the Company and its subsidiaries and, on a need to know basis, their respective accountants, counsel, financial advisors and other representatives (the "Company Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to the Company and its subsidiaries or the Company Representatives (i) a copy of each report, schedule and other document filed by any of them with the SEC in connection with the transactions contemplated by this Agreement or which may have a material effect on their respective businesses, properties or personnel and (ii) such other information concerning the Parent's and/or Subsidiary's business as the Company or its subsidiaries shall reasonably request; provided that no investigation pursuant to this Section 8.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. The Company and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Company Representatives to hold in strict confidence all non-public documents and information furnished to the Company and its subsidiaries in connection with the transactions contemplated by this Agreement, except that (i) the Company and its subsidiaries may disclose such information as may be necessary in connection with seeking the Company Required Statutory Approvals and (ii) the Company may disclose any information that it is required by law or judicial or administrative order to disclose.

         (c) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided by the other pursuant to this Section 8.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent or Parent Representatives or the Company or Company Representatives based on the information in such material shall be destroyed (and Parent and Parent Representatives and Company and Company Representatives shall use their best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and best efforts) shall be certified in writing by an authorized officer supervising such destruction.

         SECTION 8.2.               Registration Statement and Proxy Statement.

         (a) The Parent and Subsidiary shall file with the SEC promptly after the public announcement of the offer complying with Rule 135(a)(4) the Registration Statement. The Company shall promptly furnish to the Parent and the Subsidiary all information, and take such other actions, as may reasonably be requested in connection with any action by the Parent or the Subsidiary in connection with the preceding sentence. The information provided and to be provided by Company and the Parent or the Subsidiary, respectively, for use in the Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading as of the date thereof and in light of the circumstances under which given or made.

         (b) The Company shall file with the SEC as soon as is reasonably practicable after the date hereof a proxy statement to be distributed in connection with the Stockholders Meeting (as defined in Section 8.3), which, if requested by the Parent, will be combined in the prospectus contained in the Registration Statement (the "Proxy Statement"). The Company will take all reasonable efforts to aid the Parent to include the Proxy Statement in the Registration Statement if the Parent so requests. Parent shall promptly furnish to the Company all information, and take such other actions, as may reasonably be requested in connection with any action by the Company in connection with the preceding sentence. The information provided and to be provided by Parent and the Company, respectively, for use in the Proxy Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading as of the date thereof and in light of the circumstances under which given or made.

         SECTION 8.3. Stockholders' Approvals. The Company shall, as promptly as practicable, submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders (the "Stockholders Meeting") and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law, shall use its reasonable best efforts to obtain stockholder approval and adoption (the "Stockholders' Approval") of this Agreement and the transactions contemplated hereby. The Stockholders Meeting shall be held as soon as practicable following the date upon which the Company has cleared all comments, if any, from the SEC with respect to the Proxy Statement. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, the Company shall, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated by this Agreement.

         SECTION 8.4.               Expenses and Fees.

         (a) Except as provided in Section 8.4(b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         (b)      The Company agrees to pay to Parent a fee equal to $6,600,000

                    (i) if the Company  terminates  this  Agreement  pursuant to clause (iv) or (v) of Section 10.1(a);

                    (ii) if (A) Parent  terminates  this  Agreement  pursuant to clause (iv) of Section 10.1(b) and (B) one or more of the following events shall occur prior to nine months after such termination:

                           (1) the Company is acquired by merger or otherwise by another person under the terms which provide for the Company and/or its stockholders to receive consideration having a fair value on the date of the first public announcement of such merger or other acquisition transaction equal to or greater than the Merger Consideration;

                           (2) the Company enters into a merger or other agreement which contemplates the acquisition of the Company by another person under terms which provide for the Company and/or its stockholders to receive consideration having a fair value on the date of the first public announcement of such merger or other agreement equal to or greater than the Merger Consideration;

                           (3) another person acquires or becomes the beneficial owner of more than 50% of the outstanding shares of the Company Common Stock for consideration having a fair value on the date of such acquisition greater than the Merger Consideration;

                           (4) another person acquires all or any substantial portion of the Company's assets under terms which provide for the Company and/or its stockholders to receive consideration having a fair value on the date of the first public announcement of such acquisition transaction equal to or greater than the Merger Consideration;

                           (5) the Company adopts a plan of liquidation relating to all or a substantial portion of its assets or declares a distribution to its stockholders of all or a substantial portion of its assets and in connection therewith the stockholders receive consideration having a fair value on the date of the first public announcement of such plan of liquidation or dividend declaration equal to or greater than the Merger Consideration.

         (c) The Parent agrees to reimburse the Company for the reasonable out-of-pocket expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby if Parent terminates this Offer because the debt financing source contemplated by Section 5.9 of this Agreement shall not have provided to the Parent and to the Subsidiary the applicable debt financing in an amount sufficient to pay the aggregate Per Share Amount for all outstanding Shares, provided Parent shall not be obligated to make any payment to the Company pursuant to this Section 8.4(c) in the event that Parent reasonably determines that the Company has breached in any material respects any of its representations, warranties or covenants contained herein.

         SECTION 8.5.               Agreement to Cooperate.

         (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals to effect all necessary filings and submissions, and including, if appropriate, agreeing to amend any specific provisions of this Agreement if the parties agree that such amendment would be beneficial to the parties and not adversely affect the economic terms hereof.

         (b) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable after the date hereof a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of justice (the "Antitrust Division"). Each of Parent and the Company shall (i) use its best efforts to comply as expeditiously as possible with all lawful requests of the FTC or the Antitrust Division for additional information and documents and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other parties hereto.

         SECTION 8.6. Public Statements. The parties shall use reasonable efforts to consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such reasonable efforts.

         SECTION 8.7. Notification of Certain Matters. Each of the Company, Parent and Subsidiary agrees to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (a) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at the date hereof or the Effective Time and (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 8.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 8.8.               Directors' and Officers' Indemnification.

         (a) After the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, jointly and severally indemnify and hold harmless, each present and former director, officer, employee and agent of the Company or any of its subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") against any costs or expenses (including attorneys fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or arising out of or pertaining to the transactions contemplated by this Agreement. In furtherance of the foregoing agreement, the Surviving Corporation hereby affirms its obligations as the surviving corporation of the Merger after the Effective Time under the Indemnification Agreements between the Company and its officers and directors which are identified in Schedule 8.8 of the Disclosure Schedule, true, correct and complete copies of which have been made available to the Parent or its counsel. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent and the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent and the Surviving Corporation, promptly after statements therefor are received, (ii) Parent and the Surviving Corporation will cooperate in the defense of any such matter, and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the BCL shall be made by outside legal counsel acceptable to the Parent, the Surviving Corporation and the Indemnified Party; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

         (b) For a period of three (3) years following the Effective Date, Parent and the Surviving Corporation shall maintain in full force and effect a policy of directors and officers liability insurance in an amount which is not less than the coverage presently maintained by the Company and covering each individual who served as an officer or director of the Company prior to the Effective Time; provided, however, that Parent and the Surviving Corporation shall not be required to pay annual premiums for such insurance in excess of Two Hundred Percent (200%) of the amount currently paid by the Company for the coverage presently maintained and, as a result, Parent may reduce the amount of coverage provided under this subsection so its cost for such coverage is Two Hundred Percent (200%) of the amount currently paid by the Company for the coverage presently maintained.

         (c) In the event the Surviving Corporation or Parent or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent shall assume the obligations set forth in this Section 8.8.

         SECTION 8.9. Corrections to the Registration Statement and the Proxy Statement. Prior to the date of approval of the Merger by the shareholders of the Company, each of the Company, Parent and Subsidiary shall correct promptly any information provided by it to be used in either the Registration Statement or the Proxy Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have cleared by the SEC and delivered to the shareholders of the Company, as necessary, any amendment or supplement to the Registration Statement or Proxy Statement, as the case may be, so as to correct the same and to cause the Offer to Purchase contained in the Registration Statement or Proxy Statement, as the case may be, as so corrected to be disseminated to the stockholders of the Company to the extent required by applicable law.

         SECTION 8.10. Pension Plan Termination. The Company shall upon the request of the Parent terminate its Employee Plans immediately prior to the time the Company is to become a part of the Parent's control group.

         SECTION 8.11. Fairness Opinion. The Company will make all reasonable efforts to receive a written opinion from a nationally recognized investment banking firm as to the fairness from a financial point of view of the consideration to be received by the holders of Shares (other than Parent and its subsidiaries) pursuant to each of the Offer and the Merger.

         SECTION 8.12. Financing. Parent and Subsidiary shall use their best efforts to obtain the debt financing contemplated by Section 5.9. In connection therewith, neither Parent nor Subsidiary shall engage in any conduct or actions intended to forestall or impede the financing nor will they assert failure to satisfy the condition to the Offer set forth in clause (iii) of Exhibit A as the reason for failing to consummate the Offer unless they shall have been advised in writing by a debt financing source contemplated by Section 5.9 hereof, when and after they have selected to arrange such financing, that such financing will not be provided.

         SECTION 8.13. Payments to Certain Executives. At the Effective Time, the Company shall pay to Harry Maccarone and Rosemary Maniscalco the amounts due to them under their respective letter agreements with the Company dated January 11, 1996 as amended by letter agreement dated August 13, 1997.

                                   ARTICLE IX

                                   CONDITIONS

         SECTION 9.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company under applicable law and applicable listing requirements;

         (b) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

         (c) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

         (d) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal; and

         (e) all material governmental waivers, consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby, and all material consents from lenders required to consummate the Merger, shall have been obtained and be in effect at the Effective Time.

         SECTION 9.2. Conditions to Obligation of the Company to Effect the Merger. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

         (a) Parent and Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Subsidiary contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate of an officer of Parent and of Subsidiary to that effect;

         (b) the Company shall have received an opinion from Doepken Keevican & Weiss Professional Corporation, counsel to Parent and Subsidiary, dated the Closing Date, reasonably satisfactory to the Company and covering the due incorporation of Parent and Subsidiary, the binding nature of this Agreement and the effectiveness of the Merger; and

         SECTION 9.3. Conditions to Obligations of Parent and Subsidiary to Effect the Merger. Unless waived by Parent and Subsidiary, the obligations of Parent and Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

         (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and Parent shall have received a Certificate from an officer of the Company to that effect; and

         (b) Parent shall have received an opinion from Olshan Grundman Frome & Rosenzweig LLP, counsel to the Company, dated the Closing Date, reasonably satisfactory to the Parent and covering the due incorporation of the Company, the binding nature of the Agreement, the lack of contravention of the Merger with the constituent documents and material contracts of the Company, the effectiveness of the Merger and due approval of this Agreement and the Transactions (expressly including approval of the foregoing for purposes of Section 912 of the BCL).

         (c) all material governmental waivers, consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby, and all material consents from lenders and other third parties required to consummate the Merger, shall have been obtained and be in effect at the Effective Time.

         (d) Parent shall have  completed  the debt  financing  contemplated  by
Section 5.9 hereof and received the funds therefrom in amounts sufficient to pay the Merger Consideration for all Shares outstanding.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 10.1. Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company or Parent, by mutual consent or as follows:

                  (a)      The  Company  shall  have the right to terminate this
                           Agreement:

                  (i)      if the Company's Board of Directors:

                           (A) reasonably determines that the representations and warranties of Parent and Subsidiary contained in this Agreement are not true and correct in any material respect on and as of the date made and on and as of the date of the Board's determination;

                           (B) reasonably determines that the condition set forth in Section 9.1(e) above cannot be satisfied in all material respects on or prior to the Closing Date;

                  (ii) if the Merger is not completed by December 31, 1997 otherwise than on account of delay or default on the part of the Company or the Stockholder or any of their affiliates or associates;

                  (iii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company or the Stockholder or any of their affiliates or associates;

                  (iv) if (A) the Company receives an offer from any third party (excluding any affiliate of the Company or any group of which any affiliate of the Company is a member) with respect to a merger, sale of substantial assets or other business combination involving the Company,
         (B) the Company's Board of Directors determines, in good faith and after consultation with an independent financial advisor, that such offer would yield a higher value to the Company or its stockholders than the Merger and (C) Parent fails, within five (5) business days after Parent is notified of such determination and of the terms and conditions of such offer, to make an offer which is substantially equivalent to, or more favorable than, such offer;

                  (v) if (A) a tender/exchange offer is commenced by a third party (excluding any affiliate of the Company or any group of which any affiliate of the Company is a member) for all outstanding shares of Company Common Stock, (B) the Company's Board of Directors determines, in good faith and after consultation with an independent financial advisor, that such offer would yield a higher value to the Company or its stockholders than the Merger and (C) Parent fails, within five (5) business days after Parent is notified of such determination, to make an offer which is substantially equivalent to, or more favorable than, such tender/exchange offer; or

                  (vi) if Parent (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within thirty (30) days after notice of such default is given to Parent by the Company.

         (b)      Parent shall have the right to terminate this Agreement;

                  (i)      if Parent's Board of Directors:

                           (A) reasonably determines that the representations and warranties of Company contained in this Agreement are not true and correct in any material respect on and as of the date made and on and as of the date of the Board's determination;

                           (B) reasonably determines that the conditions set forth in Section 9.1(e) above cannot be satisfied in all material respects on or prior to the Closing Date;

                  (ii) if the Merger is not completed by December 31, 1997 otherwise than account of delay or default on the part of the Parent or any of its affiliates or associates;

                  (iii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Parent or any of its affiliates or associates;

                  (iv) if the Company (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after notice of such default is given to the Company by Parent.

         (c) As used in this Section 10.1, (i) "affiliate" has the meaning set forth in Rule 144 promulgated by the SEC pursuant to the Securities Act (ii) "associate" has the meaning set forth in Rule 12b-2 promulgated by the SEC pursuant to the Exchange Act and (iii) "group" has the meaning set forth in
Section 13(d) of the Exchange Act and the rules and regulations thereunder.

         SECTION 10.2. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Parent, Subsidiary or their respective officers or directors (except as set forth in this Section 10.2 and in Sections 8.1(b), 8.4 and 8.6 all of which shall survive the termination). Nothing in this
Section 10.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 10.3. Amendment. This Agreement may not be amended except by action taken by the respective Boards of Directors of each of the parties hereto or duly authorized committee thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

         SECTION 10.4. Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         SECTION 11.1. Non-Survival of Representations and Warranties. All representations and warranties in this Agreement shall not survive the Merger, and after the Effective Time of the Merger neither the Company, Parent, Subsidiary or their respective officers or directors shall have any further obligation with respect thereto. Notwithstanding the immediately preceding sentence, the Surviving Corporation's obligations set forth in Section 8.8 shall continue in full force and effect following the Effective Time.

         SECTION 11.2. Brokers. The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Parent and Subsidiary jointly and severally represent and warrant they shall pay any fee required to be paid to any broker, finder or investment banker that may be entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Subsidiary.

         SECTION 11.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via overnight courier or facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      If to Parent or Subsidiary to:

                  COMFORCE Corporation
                  2001 Marcus Avenue
                  Lake Success, NY  11042
                  Phone No. (516) 328-7300
                  Fax No.: (516) 352-1953
                  Attention: Chief Executive Officer
                  with a copy to:

                  Doepken Keevican & Weiss Professional Corporation 58th Floor, USX Tower
                  600 Grant Street
                  Pittsburgh, PA  15219
                  Phone No. (412) 355-2960
                  Fax No. (412) 355-2609
                  Attention: David J. Hirsch, Esquire

         (b)      If to the Company, to:

                  Uniforce Services, Inc.
                  415 Crossways park Drive
                  P.O. Box 9006
                  Woodbury, NY  11797
                  Phone No. (516) 437-3300
                  Fax No. (516) 327-0249
                  Attention: Chief Executive Officer

                  with a copy to:

                  Olshan Grundman Frome & Rosenzweig LLP
                  505 Park Avenue
                  New York, NY  10022
                  Phone No. (212) 753-7200
                  Fax No. (212) 755-1467
                  Attention: David J. Adler, Esquire

         SECTION 11.4. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (b) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

         SECTION 11.5. Miscellaneous. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         SECTION 11.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND

EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS AND TO BE EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

         SECTION 11.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 11.8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except for the rights of indemnified Parties under Section 8.8, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Agreement to be signed by their respective officers as of the date first written above.

                              COMFORCE CORPORATION


                              By: /s/ James L. Paterek
                                  --------------------
                              Name:  James L. Paterek
                              Title: Chairman


                              COMFORCE COLUMBUS, INC.


                              By: /s/ James L. Paterek
                                  --------------------
                              Name:  James L. Paterek
                              Title: Chairman


                              UNIFORCE SERVICES, INC.


                              By: /s/ John Fanning
                                 -----------------
                              Name:  John Fanning
                              Title: President

EXHIBIT A TO THE
AGREEMENT AND PLAN OF MERGER


                             CONDITIONS TO THE OFFER

         Notwithstanding any other provision of the Offer, Subsidiary shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of and payment for Shares tendered, if (i) the Minimum Condition shall not have been satisfied, or (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer after 30 days from the commencement of the Offer., (iii) the debt financing source contemplated by Section 5.9 of this Agreement shall not have provided to the Parent and the Subsidiary the applicable debt financing in an amount sufficient to pay the aggregate Per Share Amount for all outstanding Shares,
(iv) at any time on or after the date of this Agreement, and prior to the acceptance for payment of Shares, any of the following conditions shall exist:

         (a) there shall have been instituted or be pending any action or proceeding brought by any governmental, administrative or regulatory authority or agency, domestic or foreign, before any court or governmental, administrative or regulatory authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Offer, the acceptance for payment of, or payment for, any Shares by Parent, Subsidiary or any other affiliate of Parent pursuant to the Offer or the consummation of any other Transaction, or seeking to obtain material damages in connection with any Transaction; (ii) seeking to prohibit or limit materially the ownership or operation by the Company, Parent or any of their subsidiaries of all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, or to compel the Company, Parent or any of their subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, as a result of the Transactions; (iii) seeking to impose or confirm limitations on the ability of Parent, Subsidiary or any other affiliate of Parent to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Subsidiary pursuant to the Offer, or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the transactions contemplated hereby; or (iv) seeking to require divestiture by Parent, Subsidiary or any other affiliate of Parent of any Shares;

         (b) there shall have been issued any injunction, order or decree by any court or governmental, administrative or regulatory authority or agency, domestic or foreign, resulting from any action or proceeding brought by any person other than any governmental, administrative or regulatory authority or agency, domestic or foreign, which (i) restrains or prohibits the making of the Offer or the consummation of any other Transaction; (ii) prohibits or limits ownership or operation by the Company, Parent or Subsidiary of all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, in each case as a result of the Transactions; (iii) imposes limitations on the ability of Parent or Subsidiary to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Subsidiary pursuant to the Offer, or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the Transactions; (iv) requires divestiture by Parent or Subsidiary of any Shares;

         (c) there shall have been any action taken, or any statute, rule, regulation, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) any Transaction, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, in the case of both (i) and
(ii) other than the routine application of the waiting period provisions of the HSR Act to the Offer Merger, which results in any of the consequences referred to in clauses (i) through (iv) of paragraph (b) above;

         (d) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities of the Company on the American Stock Exchange, (ii) any decline, measured from the date hereof, in the Standard & Poor's 500 Index or FTSE 100 Index by an amount in excess of 20%, (iii) a currency moratorium on the exchange markets in New York City, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (v) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on the extension of credit by banks or other lending institutions which is likely to have a material adverse effect upon any financing arranged by Parent or Subsidiary in respect of the Offer, (vi) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (vii) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

         (e) (i) it shall have been publicly disclosed or Subsidiary shall have otherwise learned that beneficial ownership (determined for the purposes of his paragraph set forth in Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding Shares has been acquired by any person, other than Parent or any of its affiliates or (ii) (A) the Board shall have withdrawn or modified in a manner adverse to Parent or Subsidiary the approval or recommendation of the Offer, the Merger or this Agreement or approved or recommended any takeover proposal or any other acquisition of Shares other than the Offer and the Merger or (B) the Board shall have resolved to do any of the foregoing;

         (f) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement;

         (g) this Agreement shall have been terminated in accordance with its terms; or

         (h)  Parent,   Subsidiary  and  the  Company  shall  have  agreed  that
Subsidiary shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder.

         The foregoing  conditions  are for the sole benefit of  Subsidiary  and
Parent and may be asserted by Subsidiary or Parent regardless of the circumstances giving rise to any such condition or may be waived by Subsidiary or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Subsidiary at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

EXHIBIT B TO THE
AGREEMENT AND PLAN OF MERGER


                               ARTICLES OF MERGER


                              CERTIFICATE OF MERGER
                                       OF
                             COMFORCE COLUMBUS, INC.
                                      INTO
                             UNIFORCE SERVICES, INC.
               (Under Section 904 of the Business Corporation Law)

         It is hereby certified, upon behalf of each of the constituent corporations herein named, as follows:

         FIRST: The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporations.

         SECOND: The name of the domestic constituent corporation, which is to be the surviving corporation, and which is hereinafter sometimes referred to as the "surviving constituent corporation," is Uniforce Services, Inc. The date upon which its certificate of incorporation was filed by the Department of State is January 11, 1984 under the name of UTPI Corp.

         THIRD: The name of the domestic constituent corporation, which is being merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the "merged constituent corporation," is COMFORCE Columbus, Inc. The date upon which its certificate of incorporation was filed by the Department of State is August 13, 1997.

         FOURTH: As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series, the specification of the classes and series entitled to vote on the plan of merger, and the specification of each class and series entitled to vote as a class on the plan of merger, as follows:

         Uniforce Services, Inc. has authorized (i) 10,000,000 shares of Common Stock, $0.01 par value per share, all of which are entitled to vote, and of which 3,033,543 shares are issued and outstanding and 2,065,248 shares were held in treasury by Uniforce Services, Inc. and (ii) 2,000,000 shares of Preferred Stock, $0.01 par value per share, none of which is entitled to vote, and none of which is outstanding.

         COMFORCE Columbus, Inc. has authorized 200 shares of Common Stock, $0.01 par value per share, all of which are entitled to vote and of which 200 shares are issued and outstanding.

         FIFTH: The merger herein certified was authorized in respect of the surviving constituent corporation by vote of the holders of at least two-thirds of all outstanding shares of the corporation entitled to vote on the plan of merger.

         SIXTH: The merger herein certified was authorized in respect of the merged constituent corporation by the unanimous written consent of its sole shareholder.

         SEVENTH: The following is a statement of any amendments or changes in the certificate of incorporation of the surviving constituent corporation to be effected by the merger:

                  Paragraph "FOURTH" shall be amended to read as follows:

                           "FOURTH:  The  aggregate  number of shares  which the
                  Corporation shall have the authority to issue is 1,000 shares, $0.01 par value per share, all of which are of the same class and all of which are designated as common shares (the "Common Stock")."

                  Paragraph "SEVENTH" shall be amended to read as follows:

                           "SEVENTH:  The  Secretary of the State of New York is
                  designated as the agent of the Corporation upon whom process in any action or proceeding against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him as agent of this Corporation is: Doepken Keevican & Weiss, Professional Corporation, 58th Floor, USX Tower, 600 Grant Street, Pittsburgh, Pennsylvania 15219,
                  Attention: David G.
                  Edwards, Esquire."

         IN WITNESS WHEREOF, we have subscribed this document on the date set opposite each of our names below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


Dated:   ________________, 1997
                                    COMFORCE COLUMBUS, INC.

                                    By:_________________________________
                                    Title:_______________________________


Dated:   _______________, 1997
                                    UNIFORCE SERVICES, INC.

                                    By:_________________________________
                                    Title:_______________________________


                                      -2-